NUSHARES ETF TRUST

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF SEPTEMBER 15, 2021

The Funds of the Company currently subject to this Agreement, the effective date, initial period end and annual fee rate for each are as follows:

Fund	Effective Date	Initial Period End	Annual Fee Rate

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2019	0.20%

Nuveen (f/k/a NuShares) Short-Term REIT ETF	December 5, 2016	August 1, 2019	0.35%

Nuveen (f/k/a NuShares) ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2019	0.35%

Nuveen (f/k/a NuShares) ESG Large-Cap Value ETF	December 7, 2016	August 1, 2019	0.35%

Nuveen (f/k/a NuShares) ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2019	0.20%

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2019	0.45%

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2019	0.40%

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	0.20%

Nuveen ESG Large-Cap ETF	June 4, 2019	August 1, 2020	0.20%

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 1, 2021	0.35%

Nuveen Dividend Growth ETF	July 26, 2021	August 1, 2022	0.64%

Nuveen Small Cap Select ETF	July 26, 2021	August 1, 2022	0.85%

Nuveen Winslow Large-Cap Growth ESG ETF	July 26, 2021	August 1, 2022	0.64%

Nuveen ESG Dividend ETF	August 26, 2021	August 1, 2023	0.35%

Nuveen Growth Opportunities ETF	September 15, 2021	August 1, 2023	0.55%

[SIGNATURE PAGE FOLLOWS]

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Signed: September 15, 2021

NUSHARES ETF TRUST, a	NUVEEN FUND ADVISORS, LLC, a
Massachusetts business trust	Delaware limited liability company

By: /s/ Diana Gonzalez	By: /s/ Christopher Rohrbacher
Title: Vice President and Secretary	Title: Managing Director

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